Exhibit 5.1

Proskauer Rose LLP 2029 Century Park East, Suite 2400, Los Angeles, CA 90067-3010

August 8, 2025

Niagen Bioscience, Inc.

10900 Wilshire Blvd., Suite 600

Los Angeles, California 90024

Ladies and Gentlemen:

We are acting as counsel to Niagen Bioscience, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”), relating to the registration of 650,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued and sold by the Company pursuant to the Niagen Bioscience, Inc. Employee Stock Purchase Plan as approved by the Company’s stockholders (the “Purchase Plan”). Under the Purchase Plan, an aggregate of 650,000 shares of Common Stock (subject to certain adjustments to reflect changes in the Company’s capitalization) may be purchased by eligible employees who become participants in the Purchase Plan.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (ii) the Amended and Restated Bylaws of the Company; (iii) certain resolutions of the Board of Directors of the Company relating to the authorization and issuance of the shares of Common Stock; (iv) certain resolutions of the Company’s stockholders relating to the adoption of the Purchase Plan; (v) the Purchase Plan; and (vii) the Registration Statement, together with the other exhibits filed as a part thereof and including any documents incorporated by reference therein.

We have made such examination of law as we have deemed necessary or advisable to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the shares of Common Stock have been duly authorized and, when and to the extent issued in accordance with the terms of the Purchase Plan, including payment of the applicable purchase price therefor, will be validly issued, fully paid and non-assessable.

This opinion is based upon and expressly limited in all respects to the General Corporation Law of the State of Delaware, as in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of any changes in applicable law or any other facts, circumstances, events, developments or other matters that may come to our attention after the date hereof that may alter, affect or modify the opinion expressed herein.

August 8, 2025

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP

Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Paris | São Paulo | Washington, D.C.